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                                                                  Exhibit 10.14

             ASSIGNMENT, SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

                                    BETWEEN

                               NYSERNET.ORG, INC.

                                      AND

                       APPLIEDTHEORY COMMUNICATIONS, INC.





                                OCTOBER 1, 1996

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                               TABLE OF CONTENTS
                               -----------------
                                                                 Page
                                                                 ----
I.   DEFINITIONS
     A.   Assignment
     B.   Consideration
     C.   Representations, Warranties and Indemnification
     D.   Delivery of AJB Software

II.  SOFTWARE DEVELOPMENT
     A.   Development
     B.   Progress Reports and Acceptance
     C.   Deficiency Letter
     D.   User Documentation
     E.   Payment
     F.   Transfer of the New AJB Software
     G.   Term
     H.   Termination
     I.   Noninfringement Warranty
     J.   Software Warranty
     K.   Year 2000 Standards
     L.   No Undocumented Features

III. LICENSE
     A.   Grant
     B.   Ownership of Derivatives Works
     C.   Indemnification

IV.  MISCELLANEOUS PROVISIONS
     A.   Indemnification
     B.   Notices
     C.   Disputes, Choice of Law
     D.   Independent Contractor Status
     E.   Security, No Conflicts
     F.   Insurance, Indemnity
     G.   Miscellaneous

                               LIST OF SCHEDULES
                               -----------------

Schedule A     List of AJB Software by Module or File
Schedule B     America's Job Bank Contract Amendment with NYSDOL
Schedule C     Software Development Specifications
Schedule D     Software Development Fees

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This Agreement is made as of October 1, 1996 by and between NYSERNet.org, Inc., a not-for-profit corporation organized and existing under the laws of the State of New York, with its principal offices at 125 Elwood Davis Road, Syracuse, New York 13212, hereinafter referred to as "NYSERNet," and AppliedTheory Communications, Inc., with its principal office at 40 Cuttermill Road, Great Neck, New York 11201, hereinafter referred to as "AppliedTheory."

                              W I T N E S S E T H:

         WHEREAS, NYSERNet has developed and authored the original and later versions of the proprietary software known as RDBMS.a; and

         WHEREAS, NYSERNet has developed and authored the original and later versions of the proprietary software known as AJB WWW SERVER SOFTWARE and AJB WWW SERVER/AGENT SOFTWARE including the additional modules listed on Schedule A for the non-profit purpose of working with the New York State Department of Labor ("NYSDOL") to establish a world wide web version of the America's Job Bank system; and

         WHEREAS, NYSERNet has entered into a further agreement with NYSDOL to modify and update the AJB Software (as defined below), pursuant to America's Job Bank Contract Amendment #3 dated October 25, 1996 that is attached as Schedule B ("NYSDOL AMENDMENT"), under which NYSDOL agreed to pay NYSERNet $446,600 for software development services; and

         WHEREAS, NYSERNet must seek experienced personnel to aid in fulfilling its obligations under the NYSDOL AMENDMENT; and

         WHEREAS, NYSERNet is further interested in generating for its non-profit purposes a stream of income from the AJB Software and later versions, but does not want to spend its own funds to commercialize the AJB Software; and

         WHEREAS, AppliedTheory wishes to acquire the AJB Software for the purpose of modifying the AJB Software for commercialization in other markets; and

         WHEREAS, AppliedTheory has developed expertise relating to the AJB Software and has experienced personnel capable of aiding NYSERNet to fulfill NYSERNet's obligations under the NYSDOL AMENDMENT; and

         WHEREAS, AppliedTheory will have to expend a considerable amount of its own financial and time resources to commercialize the AJB Software to suit the needs of other markets;

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     NOW THEREFORE in consideration of the promises and the mutual covenants herein contained, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


     DEFINITIONS
     -----------

A. AJB SOFTWARE means the software application originally written by NYSERNet that consists, as of October 1, 1996, of the files and modules identified on Schedule A.

B. EFFECTIVE DATE - The effective date of this Assignment, Software Development and License Agreement (this "Agreement") shall be October 1, 1996.

C. MATERIAL DEVIATION means a failure of the New AJB Software to perform a function on Schedule B or C, such as to cause one or more of its functional components not to perform or cause an important system not to work, or to fail to adequately perform repetitively on a variety of data, or to reflect inaccurate data.

D. NEW AJB SOFTWARE means the AJB Software plus any adaptations, derivatives, or original works authored by AppliedTheory based upon the AJB Software and any adaptations, derivatives, modifications and enhancements made by NYSERNet pursuant to the license contained in Article III.


I.   ASSIGNMENT
     ----------

A. Assignment. Subject to the further provisions of this Agreement, NYSERNet hereby sells, assigns and transfers to AppliedTheory and its successors and assigns the entire right, title and interest of NYSERNet in and to all versions of the AJB Software, including but not limited to all rights in any and all original authorship, copyrights, trade secrets, inventions, ideas, concepts, algorithms, routines, screens, patentable ideas and information which relate to the AJB Software. This assignment includes the right to sue and collect for any and all past infringements of the AJB Software. NYSERNet hereby further agrees that: (i) it will not execute any writing or do any act whatsoever conflicting with these presents; (ii) NYSERNet and its assigns, successors and legal representatives will at any time upon request without additional consideration, but at the expense of AppliedTheory, execute any documents or applications that AppliedTheory may determine as necessary or desirable in the enjoyment of this grant; and (iii) NYSERNet will cooperate, at the expense of AppliedTheory, in any proceedings or transactions involving the assigned AJB Software.


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B. Consideration.

1. In consideration of the above assignment, AppliedTheory agrees to pay NYSERNet two percent (2%) of all revenues derived from sales of licenses or sublicenses of the AJB Software, in whole or in part, as well as such licenses of the New AJB Software. AppliedTheory shall pay NYSERNet the required percentage thirty (30) days after AppliedTheory receives payment from a commercial corner. Payments shall cease when two (2) years have elapsed after AppliedTheory first licenses the AJB Software to a commercial customer. The revenues derived from sales, licenses or sublicenses of the AJB Software and the New AJB Software shall be the gross revenues to AppliedTheory from the sale or license of any product or service which includes the AJB Software or the New AJB Software, in whole or in part, determined in accordance with generally accepted accounting principles consistently applied; provided that the revenues from bundled transactions, including the sales or licenses of such products or services and other products or services, shall be prorated based upon the list price (or, if there is no list price, the fair value) of the products and services so bundled.

2. AppliedTheory is under no obligation to make any minimum payments. The parties agree that if AppliedTheory's efforts to commercialize the AJB Software fail to yield any license fees, then NYSERNet is not entitled to any additional payments under this Agreement. Further, NYSERNet is not entitled to any proceeds from the licensing of any AppliedTheory product that does not incorporate or use any AJB Software code.

3. The parties agree that nothing in this payment arrangement indicates a failure fully to assign all rights in the AJB Software or that NYSERNet has retained any interest in the assigned AJB Software, except those license rights set forth in Article III.

C. Representations, Warranties and Indemnification. NYSERNet represents and warrants that, to the best of its knowledge, it has all right, title and interest in the AJB Software, subject to the rights granted to the NYSDOL, and that it has authority to assign these rights. NYSERNet further represents and warrants that, to the best of its knowledge, the AJB Software does not infringe upon any third party's intellectual property rights including copyrights, trademarks, trade secrets or patents. NYSERNet shall have no liability under this Agreement, including but not limited to this Section I.C., in excess of the aggregate amounts paid to it by AppliedTheory under this Agreement.

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D.   Delivery of AJB Software. Upon execution of this Agreement, NYSERNet shall deliver to AppliedTheory copies of the source code and executable object code of the AJB Software on an appropriate medium, and a hard copy of each. NYSERNet shall also deliver copies of any documentation, notes, charts or other materials in its possession or under its control relating to or useful in connection with the programming, functionality or instructions for use of the AJB Software.

II.  SOFTWARE DEVELOPMENT

A. Development. AppliedTheory agrees to develop and provide software to NYSERNet that meets the requirements and specifications of the NYSDOL AMENDMENT, and which will meet the further specifications for phased work set forth in the Software Development Specifications that are attached as Schedule
C. AppliedTheory will be solely responsible for, and will indemnify NYSERNet and hold NYSERNet harmless with respect to, the performance of and any claims made by the NYSDOL or any third party under or with respect to such agreement and specifications.

B. Progress Reports and Acceptance. Immediately upon the completion of each phase of development enumerated and described in Schedule C, AppliedTheory shall deliver and install the software developed in that phase, and shall also provide a progress report. In the progress report AppliedTheory shall inform NYSERNet of the readiness for testing of the particular phase of software. The progress report shall also contain a breakdown of costs expended to complete the task in sufficient detail to satisfy the needs of the NYSDOL. The date of the progress report shall be the installation date for that particular phase of software. In addition, AppliedTheory shall provide all other reports which are necessary to comply with NYSDOL requirements and any other such interim or final reports which may be reasonably requested by NYSERNet.

1. Promptly after the installation date of each phase of development, NYSERNet shall test the particular phase of software to determine if it meets the specifications and requirements set forth in Schedule C. If and when the acceptance tests establish that the developed software delivered upon completion of any phase of development is performing in accordance with the provisions of Schedules B and C, and the software is duly accepted by NYSDOL, NYSERNet shall promptly notify AppliedTheory that it accepts the software developed in that phase, and the date of such notification shall be the date on which NYSERNet shall be obligated to make the applicable payment specified below.


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2.   Unless NYSERNet provides a deficiency letter detailing Material Deviations of the developed software from Schedule B or C within thirty (30) business days after delivery and installation of that particular phase of the software, the phase of New AJB Software so delivered shall be deemed accepted.

C. Deficiency Letter. Should NYSERNet provide a deficiency, letter to AppliedTheory within the thirty (30) day period, AppliedTheory shall act promptly to exert its best efforts to correct the perceived deficiency at no extra cost to NYSERNet. At such time as AppliedTheory believes it has corrected the reported deficiency, it shall so state in writing to NYSERNet and NYSERNet shall again have a thirty (30) business day period to provide a deficiency letter or else such phase of the New AJB Software shall be deemed accepted. This process shall continue until NYSERNet does not provide a deficiency letter within such period, at which point that particular phase of the New AJB
Software shall be deemed to have been accepted. NYSERNet shall not unreasonably withhold or delay acceptance.

D. User Documentation. AppliedTheory shall, no later than sixty (60) calendar days after final delivery and NYSERNet's acceptance of the New AJB Software, provide NYSERNet five (5) copies of "Documentation" describing in reasonable detail understandable by an operator of general proficiency the use and operation of the New AJB Software. The Documentation shall be supplied in magnetic and printed form and may be reproduced by NYSERNet for purposes authorized herein.

E. Payment. NYSERNet agrees to pay AppliedTheory for delivery of the NEW AJB Software in accordance with this section. Upon the acceptance of each phase of the New AJB Software and receipt of the progress report provided for in Section II.B, NYSERNet shall pay to AppliedTheory the price of such phase as specified in Schedule D, Software Development Fees. In the event development of the software is terminated by NYSERNet on account of AppliedTheory's default under
Section II.H, NYSERNet shall be under no obligation to make any further payments for any undelivered phases of software. NYSERNet's rights under this Section are in addition to such other remedies as it may have with respect to AppliedTheory's default.

F. Transfer of the New AJB Software. AppliedTheory shall provide NYSERNet with each phase of the New AJB Software in both source code and object code formats on an appropriate medium, as well as a had copy of the source code.



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1.   NYSERNet hereby acknowledges that the New AJB Software (including any
Documentation, source code, translations, compilations, partial copies and derivative works) contains and will contain confidential and proprietary information belonging exclusively to AppliedTheory or such third party as may be identified on the New AJB Software or applicable Documentation ("AppliedTheory Confidential & Proprietary Information"). AppliedTheory Confidential & Proprietary Information does not include: (i) information in the public domain through no wrongful act of NYSERNet of (ii) information received by NYSERNet from a third party who was free to disclose it. NYSERNet agrees to protect the AppliedTheory Confidential Information from disclosure to third parties by taking all reasonable precautions not less than NYSERNet employs to protect its own Confidential Information. NYSERNet acknowledges that violation of this provision would cause irreparable harm not adequately compensable by monetary damages. In addition to other relief, it is agreed that injunctive relief shall be available without necessity of posting bond to prevent any actual or threatened violation of such provision.

2. AppliedTheory owns and shall own all right, title, and interest to the New AJB Software, subject to the provisions of this Agreement and the agreements between NYSERNet and the NYSDOL, and NYSERNet expressly acknowledges and agrees that none of the New AJB Software shall be deemed to be "work for hire" under the Federal Copyright Laws (17 U.S.C. #101).

3. NYSERNet agrees to take all necessary measures, including use of a proper copyright notice whenever appropriate, to protect and preserve AppliedTheory's copyright in the AJB Software.

G. Term. The software development agreement described in this Section II and the license described in Section III shall commence on the Effective Date and shall continue in full force and effect in perpetuity, unless terminated earlier in accordance with Section II.H.

H. Termination. Either party may, in addition to other relief, terminate this Agreement if the other party breaches any material provision hereof and fails within ten (10) days after receipt of notice of default to correct such default or to commence corrective action reasonably acceptable to the aggrieved party and proceed with due diligence to completion. Either party shall be in default hereof if it becomes insolvent, makes an assignment for the benefit of its creditors, and/or a receiver is appointed or a petition in bankruptcy is filed with respect to the party and is not dismissed within thirty (30) days. Termination shall have no effect on the parties' rights or obligations to safeguard and respect Confidential & Proprietary Information under Section II.F. In the event NYSERNet shall terminate this Agreement, title to the AJB Software and the New AJB Software shall revert to NYSERNet, and AppliedTheory shall (a) immediately upon such termination cease to use, sublicense or otherwise deal in or with the AJB Software and the New AJB Software and (b) deliver to NYSERNet all copies of AJB Software and the New AJB Software and all related

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documentation in its possession or under its control. Notwithstanding the provisions of the preceding sentence, any licenses granted by AppliedTheory prior to the date upon which notice of termination is given by NYSERNet shall remain in full force and effect.

I. Noninfringement Warranty. AppliedTheory represents and warrants that those aspects of the New AJB Software which AppliedTheory authors (hereinafter "AppliedTheory Authorship"), when properly used as contemplated herein, will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons. Upon being notified of such a claim, AppliedTheory shall (i) defend through litigation or obtain through negotiation the right of NYSERNet to continue using the AppliedTheory Authorship; (ii) rework the AppliedTheory Authorship so as to make it noninfringing while preserving the original functionality; or (iii) replace the AppliedTheory Authorship with functionally equivalent software. If none of the foregoing alternatives provides an adequate remedy, NYSERNet may terminate all or any part of this agreement and recover amounts paid for the infringing AppliedTheory Authorship. The above remedies do not apply to any of the code assigned by NYSERNet pursuant to Section I.

J. Software Warranty. AppliedTheory warrants that, for twelve (12) months following the acceptance, as described in Section II.B, of the New AJB Software:
(i) the New AJB Software shall be free from material programming errors and from defects in workmanship and materials; (ii) the New AJB Software shall conform to the performance capabilities, characteristics, specifications, functions and other descriptions set forth in Schedules B and C; and (iii) the development services to be performed by AppliedTheory shall be generally performed in a timely and professional manner by qualified persons familiar with New AJB Software. In the event that material defects are discovered during the warranty period, AppliedTheory shall promptly remedy such defects at no additional expense to NYSERNet.

K. Year 2000 Standards. AppliedTheory represents and warrants it will ensure the New AJB Software records, stores, recognizes, interprets, processes and presents both 20th and 21st century dates using four digit years substantially according to formats and assumptions specified in the Documentation. This warranty is subject to the conditions described in the preceding subsection, and does not apply insofar as the New AJB Software derives date functions from other programs (e.g., operating system run-time libraries, databases or firmware (nor does it require AppliedTheory to work around or accommodate other programs that are not compliant with year 2000 standards.

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L)   No Undocumented Features. AppliedTheory represents and warrants that (i)
the New AJB Software will not contain any timer, counter, lock or similar device (other than security features specifically approved by NYSERNet in the specifications) that inhibits or in any way limits its ability to operate, and
(ii) it will scan the New AJB Software with commercially available anti-virus software and shall use due diligence to remove viruses capable of being detected with such software. All corrections shall be as fully warranted as the original work through expiration of the original warranty period.

III. LICENSE

A. GRANT. AppliedTheory hereby grants NYSERNet a non-exclusive, royalty-free, perpetual license to: (1) install, store, load, execute and display (collectively, "Use") as many copies of the New AJB Software, in whole or in part, as NYSERNet deems necessary in support of its operations as a not-for-profit corporation; (2) provide to any U.S. federal, state or local government agency, including but not limited to, NYSDOL, a sublicense to the New AJB Software, in whole or in part, and user documentation in machine-readable or printed form as is necessary to support the government agency's or NYSDOL's use of the New AJB Software pursuant to the terms of Schedule B; and (3) adapt, modify or create derivative works, or sublicense others to do the same on its behalf, with respect to the New AJB Software, and sublicense the New AJB Software, related documentation and such adaptations, modifications and derivative works, in whole or in part, in order to build upon and fulfill government contracts and in order to engage in such other not-for-profit business as NYSERNet, in its sole discretion, may deem appropriate.

B. Ownership of Derivatives Works. NYSERNet hereby acknowledges that it does not have and shall not have an ownership interest or title in any adaptations, modifications or derivative works. To that end, NYSERNet shall provide AppliedTheory with all source and object code relating to NYSERNet derivative authorship within ten (10) days of providing an executable version to the end user.

C. Indemnification. AppliedTheory hereby agrees to indemnify and hold harmless NYSERNet from all claims that the AppliedTheory Authorship when used within the scope of this license infringes upon a patent, trademark, copyright, trade secret or other proprietary right of any third party. AppliedTheory shall defend at its own expense against any such infringement or misappropriation claim. AppliedTheory shall pay all costs, damages, and any attorneys' fees awarded to any such third party in an infringement action against NYSERNet; provided NYSERNet promptly notifies AppliedTheory in writing of the lawsuit and gives AppliedTheory sole conduct of the defense and all related settlement negotiations.

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IV.  MISCELLANEOUS PROVISIONS

A.   Indemnification.

a) AppliedTheory shall indemnify, defend and hold NYSERNet and its officers, directors, agents, employees and sublicensees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorney's fees and costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from any of them by reason the breach of any of its obligations or the falsity of any of its [their] representations and warranties contained herein.

b) AppliedTheory shall indemnify, defend and hold NYSERNet and its officers, directors, agents and employees harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys' fees, costs and expenses incidental thereto, which may be suffered by, accrued against, charged to or recoverable from any of them arising out of a claim that any product sold, licensed or sublicensed or any service provided by AppliedTheory infringes or misappropriates any patent, copyright, trade secret or other proprietary right of a third party. The foregoing obligation of AppliedTheory does not apply to the extent that the alleged infringement would have occurred solely through the use of unmodified version of the AJB Software as licensed to AppliedTheory, without its combination with other hardware or software.

B. Notices. Notices set to either party shall be effective: (i) when delivered in person or transmitted by telecopier ("fax") machine; (ii) one (1) day after being sent by overnight courier; or (iii) two (2) days after being sent by first class mail postage prepaid. A facsimile of this Agreement and notices generated in good form by a fax machine (as well as a photocopy thereof) shall be treated as "original" documents admissible into evidence unless a document's authenticity is genuinely place in question.

C. Disputes, Choice of Law. Except for certain emergency judicial relief authorized under Section III.F which may be brought at any time, the parties agree that all disputes between them shall first be subject to the procedures in Section III.H. Any remaining disputes shall be submitted to a panel of three
(3) arbitrators, with each party choosing one (1) panel member and the third member chosen by the first two (2) panel members. The proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrators shall be binding and shall include a written explanation of their decision and be limited to remedies otherwise available in court. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE UNITED STATES AND THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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D.   INDEPENDENT CONTRACTOR STATUS. Each party and its agents are independent contractors in relation to the other party with respect to all matters arising under this Agreement. Nothing herein shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. Each party shall remain responsible, and shall indemnify and hold harmless the other party, for the withholding and payment of all federal, state and local personal income, wage, earnings, occupation, social security, workers' compensation, unemployment, sickness and disability insurance taxes, payroll levies or employment benefit requirements (under ERISA, state law or otherwise) now existing or hereafter enacted and attributable to the responsible party.

E. SECURITY, NO CONFLICTS. Each party agrees to inform the other party of any information made available to the other party that is classified or restricted data, agrees to comply with the security requirements imposed by any state or local government, or by the U.S. Government, and shall return all such material upon request. Each party represents and warrants that is participation in this Agreement does not conflict with any contractual or other obligation of the party or create any conflict of interest prohibited by the U.S. Government or any other government and shall promptly notify the other party if any such conflict arises during the term of this Agreement.

F. INSURANCE, INDEMNITY. Each party shall maintain adequate insurance protection covering its respective activities hereunder, including coverage for statutory workers' compensation, comprehensive general liability for bodily injury and tangible property damage, as well as adequate coverage for vehicles. Each party shall indemnify and hold the other harmless from liability for bodily injury, death and tangible property damage resulting from the negligent or willfully injurious acts or omissions of its officers, agents, employees or representatives acting within the scope of their work.

G. MISCELLANEOUS. This document and the accompanying attachments specifically referenced herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other communications, whether written or oral. This Agreement may be modified or amended only by a writing signed by the party against whom enforcement is sought. Except as specifically permitted herein, neither this Agreement nor any rights or obligations hereunder may be transferred or assigned by NYSERNet without AppliedTheory's prior written consent and any attempt to the contrary shall be void. AppliedTheory reserves all rights not specifically granted herein. Neither party shall be liable for delays caused by events beyond its reasonable control. Any provision hereof found by a tribunal of competent jurisdiction to be illegal or unenforceable shall be automatically conformed to the minimum requirements of law and all other provisions shall remain in full force and effect. Waiver of any provision hereof in one instance shall not preclude enforcement thereof on future occasions. Headings are for reference purposes only and have no substantive effect.

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     IN WITNESS WHEREOF, for adequate consideration and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

NYSERNet.ORG, INC.

By:    /s/ James D. Luckett
      --------------------------------
      JAMES D. LUCKETT
      PRESIDENT

APPLIEDTHEORY COMMUNICATIONS, INC.

By:    /s/ Richard Mandelbaum
      --------------------------------
      RICHARD MANDELBAUM
      PRESIDENT





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